UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

1825 K Street
Suite 510
Washington, D.C. 20006
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐

Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, Shawn Cross was appointed the President and Chief Operating Officer of the GT Biopharma, Inc. (hereinafter the “Company”) by the Board of Directors.  The Company has entered into an Employment agreement with Mr. Cross.  Mr. Cross’s contract is for three years and under the terms of his contract, he will receive restricted stock awards of 150,000 common shares on January 1, 2018, 1,000,000 common shares on January 1, 2019 and 1,850,000 common shares on January 1, 2020 and will be paid an annual salary of $500,000. He is also entitled to participate in any performance business plan established by the Company.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.  A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. Also, a copy of the press release announcing the appointment of Mr. Cross is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Cross was a Managing Director, and senior calling officer focused on the biopharmaceutical industry, in Healthcare Investment Banking at Deutsche Bank Securities Inc. (NYSE:DB) from November 2015 to October 2017. He was a Managing Director in the Wells Fargo Securities, LLC. (NYSE:WF) Healthcare Group from December 2010 to November 2015. Mr. Cross began his 20-year investment banking career at Alex. Brown & Sons Inc. and has lived and worked in the major financial centers of London, New York City and San Francisco. He received his bachelor of science degree from the University of California, Los Angeles and his Master’s in Business Administration from Columbia Business School with honors and a concentration in Finance.

ITEM 9.01 Exhibits.

10.1
Agreement, effective as of November 16, 2017 between the Company and Mr. Cross
99.1
Press Release, dated November 16, 2017

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: November 16, 2017	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer